EXHIBIT 11.1

                           OPINION REGARDING LEGALITY




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                                                                  DANIEL J. CARR
                                                                  JOHN J. COATES
                                                                 KEVIN M. COATES
                                                                    H. ALAN DILL
                                                                  ROBERT A. DILL
455 SHERMAN STREET, SUITE 300                                     THOMAS M. DUNN
DENVER, COLORADO 80203                                         JOHN A. HUTCHINGS
PHONE: 303-777-3737                                               STEPHEN M. LEE
FAX: 303-777-3823                                              FAY M. MATSUKAGE*
                                                                  ADAM P. STAPEN
                                                                  JON STONBRAKER
                                                                 CRAIG A. STONER
                                                               FELICITY TOMPKINS
DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.                    PATRICK D. TOOLEY
                                                        *Also licensed in Nevada





February 10, 2004


Bravo Resources Ltd.
13372 - 68 Avenue
Surrey, British Columbia V3W 2E7
CANADA

RE:      REGISTRATION STATEMENT ON FORM SB-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form SB-1 filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,750,000 shares of common stock, par value $0.001 per share (the "Shares") of Bravo Resources Ltd. All of the Shares are issued and outstanding and may be offered for sale for the benefit of the selling stockholder named in the Registration Statement. We understand that the Shares are to be sold from time to time at $0.0033 per share, as described in the Registration Statement.

We have also examined the proceedings taken by you in connection with the issuance of the Shares.

On the basis of such examination and based upon the laws of the State of Nevada, we are of the opinion that the Shares have been validly authorized and issued as fully paid and nonassessable shares of common stock of Bravo Resources Ltd.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, in the section captioned "Legal Matters."

Sincerely,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.